Calculation of Filing Fee Tables
S-8
Korsana Biosciences, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value per share	457(a)	5,898,568	$ 30.455	$ 179,640,888.44	0.000087	$ 15,628.76
2	Equity	Common Stock, no par value per share	457(a)	193,780	$ 26.20	$ 5,077,036.00	0.000087	$ 441.70
3	Equity	Common Stock, no par value per share	457(a)	550,512	$ 30.455	$ 16,765,842.96	0.000087	$ 1,458.63
4	Equity	Common Stock, no par value per share	457(a)	7,083,328	$ 6.71	$ 47,529,130.88	0.000087	$ 4,135.03
Total Offering Amounts:						$ 249,012,898.28		$ 21,664.12
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 21,664.12
Offering Note
[1]	1 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall cover any additional shares of Common Stock, no par value per share (the "Common Stock"), of Korsana Biosciences, Inc. (the "Registrant") as may become issuable under the Korsana Biosciences, Inc. 2026 Stock Incentive Plan (the "2026 Plan") by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the 2026 Plan. The proposed maximum aggregate offering price has been calculated pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Capital Market, on November 5, 2026.

[2]	2 Represents stock options outstanding under the 2026 Plan. The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(h) of the Securities Act, based on the weighted-average exercise price of such outstanding options of $26.20 per share.

[3]	3 Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall cover any additional shares of Common Stock as may become issuable under the Korsana Biosciences, Inc. 2026 Employee Stock Purchase Plan (the "2026 ESPP") by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the 2026 ESPP. The proposed maximum aggregate offering price has been calculated pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Capital Market, on November 5, 2026.

[4]	4 Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall cover any additional shares of Common Stock as may become issuable under the assumed stock options outstanding under the Korsana Biosciences, Inc. 2025 Equity Incentive Plan (as amended, the "2025 Plan") by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the 2025 Plan. The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(h) of the Securities Act, based on the weighted-average exercise price of such outstanding options of $6.71 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources